EMPLOYMENT AGREEMENT
                             --------------------

          This Employment Agreement is dated as of July 31, 1996, and is entered into between CELLULARVISION OF NEW YORK, L.P. (The "Company"), CELLULARVISION USA, INC. ("CV USA") and CHARLES N. GARBER ("Executive").

          WHEREAS, Executive, the Company and CV USA desire to embody in this Agreement the terms and conditions of Executive's employment by the Company and CV USA.

          NOW, THEREFORE, the parties hereby agree:

                                  ARTICLE I

                   Employment, Duties and Responsibilities
                   ---------------------------------------

          1.01.     Employment.  The Company and CV USA shall employ
                    ----------
Executive as Vice President - Finance of the Company and Chief Financial Officer of CV USA. Executive hereby accepts such employment. Subject to
Article IV, Executive agrees to devote his full business time and efforts to promote the interests of the Company and CV USA.

          1.02.     Duties and Responsibilities.  Executive shall have such
                    ---------------------------
duties and responsibilities as are consistent with his position and shall perform such services not inconsistent with his position as shall from time to time be assigned to him by the Board of Directors of the Company or CV USA, the Chief Executive Officer of the Company or CV USA, or any other officer of the Company or CV USA in a position superior to Executive.

                                  ARTICLE II

                               Term and Locale
                               ---------------

          2.01.     Term.  (a) The term of this Agreement (the "Term") shall
                    ----
commence on July 15, 1996 and shall continue for a period of three years until July 14, 1999. Thereafter, the Term shall continue on a monthly basis unless terminated by any party upon one month's prior written notice.

               (b) Executive represents and warrants to the Company and CV USA that to the best of his knowledge, neither the execution and delivery of this Agreement nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound.

          2.02.  Locale.  Executive shall be based at the CVUSA's principal
                 ------
offices in the New York metropolitan area. In the event that CVUSA's offices are moved outside the New York metropolitan area and the Company and CVUSA require the Executive to be based at such new location, then the Company or CVUSA will bear the actual reasonable costs of relocating the Executive and his family to the new office location area, including a tax "gross up" amount to

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reflect the tax impact of such additional income so as to keep the employee whole on an after tax basis.
                                 ARTICLE III

                          Compensation and Expenses
                          -------------------------

          3.01.     Salary, Bonuses and Benefits.  As compensation and
                    ----------------------------
consideration for the performance by Executive of his obligations under this Agreement to the Company, Executive shall be entitled to the following (subject, in each case, to the provisions of ARTICLE V hereof):

               (a) Signing Bonus.  As consideration for entering into this
                   -------------
Agreement and commencing employment with the Company, as set forth hereunder, the Company shall pay to Executive a signing bonus equal to $50,000, such bonus to be payable as soon as practical after Executive's commencement of employment with the Company, as set forth hereunder. Employee shall, also, receive an additional $50,000 bonus upon closing a lump-sum financing of no less than $50 million by the Company or CVUSA.

               (b) Salary.  The Company shall pay Executive a base salary
                   ------
during the Term, payable in accordance with the normal payment procedures of the Company and subject to such withholdings and other normal employee deductions as may be required by law, at the annual rate of $175,000. The Compensation Committee of the Board of Directors of the Company shall review such compensation for a possible increase not less frequently than annually during the Term.

               (c)  Annual Bonus.  Executive shall  receive an annual bonus
                    ------------
(the " Annual Bonus") of no less than $50,000 per year during the term. The Annual bonus specified herein is in addition to any bonuses payable per Paragraph 3.01 (a) of this Employment Agreement. Subject to the foregoing, the amount of the Annual Bonus will be based on annual individual and/or corporate performance goals set by the compensation committee of the Board of Directors of the Company (the "Compensation Committee") after a determination that such goals have been achieved is made by the Chief Executive Officer.

     In the event that Executive shall terminate employment with the Company for any reason prior to the end of the fiscal year for which an Annual Bonus can be earned, Executive shall forfeit all entitlement to such Annual Bonus and neither the Company nor CV USA shall be obligated to pay any portion of the Annual Bonus to Executive.

               (d) Benefits.  Executive shall participate during the Term in
                   --------
such pension, life insurance, health, disability and major medical insurance plans, and in such other employee benefit plans and programs, for the benefit of the employees of the Company, as may be maintained from time to time during the Term, in each case to the extent and in the manner available to other officers of the Company and subject to the terms and provisions of such plans or programs.

               (e) Vacation.  Executive shall be entitled to a paid vacation
                   --------
of at least 3 weeks per annum, in accordance with Company policy (but not necessarily consecutive vacation weeks) during the Term.

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

               (f) Stock Awards.  Subject to approval by the Compensation
                   ------------
Committee of the Board of Directors of CV USA, CV USA shall grant Executive an option (the "Option") to purchase 25,000 shares of common stock of CV USA, par value $.01 per share, (the "Common Stock"), pursuant to CV USA's 1995 Stock Incentive Plan (the "Plan"). The Option shall be immediately exercisable at the time of grant and will have an exercise price per share equal to the Fair Market Value (as defined in the Plan) of one share of Common Stock on the date of this Agreement. The Option will have such other terms and conditions as shall be set forth in a stock option agreement (the "Option Agreement") between Executive and CV USA. Thereafter, Executive shall be eligible to participate in the Plan to the extent the compensation committee of the Board of Directors of CV USA determines to grant Executive a discretionary award under the Plan.

          3.02.     Expenses.
                    --------

          (a) The Company will reimburse Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's policies relating to business-related expenses as in effect from time to time during the Term.

          (b) The Company shall also reimburse Executive $350 per month to cover the cost of commuting from his home to New York, New York on a daily basis, subject to the good faith approval of the Chief Executive Officer of the Company.

          3.03.     Moving Expenses.
                    ---------------

          The Company will pay to Employee the sum of $50,000 as reimbursement for moving expenses associated with moving himself and his family from Cincinnati to the New York area. Such amount shall be payable upon Employee's relocation to the New York area.

                                  ARTICLE IV

                              Exclusivity, Etc.
                              -----------------

          4.01.     Exclusivity.  Executive agrees to perform his duties,
                    -----------
responsibilities and obligations hereunder efficiently and to the best of his ability. Executive agrees that he will devote his entire working time, care and attention and best efforts to such duties, responsibilities and obligations with the Company and CV USA throughout the Term; provided, however, that Executive shall be allowed a reasonable amount of time, within the discretion of the Chief Executive Officer of the Company, to wind down his obligations to his previous employer. Subject to the preceding sentence, Executive also agrees that he will not engage in any other business activities, pursued for gain, profit or other pecuniary advantage that are competitive with the activities of the Company, except as permitted in
Section 4.02 below. Executive agrees that all of his activities as an employee of the Company shall be in conformity with all policies, rules and regulations and directions of the Company not inconsistent with this Agreement.

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


          4.02.     Other Business Ventures; Noncompetition.
                    ---------------------------------------

          (a) Executive agrees that, so long as he is employed by the Company, he will not own, directly or indirectly, any controlling stock or other beneficial interest in any business enterprise which is engaged in, or competitive with, any business engaged in by the Company. Notwithstanding the foregoing, Executive may own, directly or indirectly, up to 5% of the outstanding capital stock of any business having a class of capital stock which is traded on any national stock exchange or in the over-the-counter market.

          (b) Executive agrees that for a period of two years following Executive's termination of employment with the Company for any reason, Executive shall not, directly or indirectly, operate, manage, own or participate in, or in any manner be affiliated with, any business or venture that (i) engages in business as a subscription television provider in any market in which the Company, CV USA or any subsidiary of either does business, or (ii) engages in business as a Local Multipoint Distribution Service operator anywhere in the United States of America.

          4.03.     Confidentiality.  Executive agrees that he will not, at
                    ---------------
any time during or after the Term, make use of or divulge to any other person, firm or corporation any trade or business secret, process, method or means, or any other confidential information concerning the business or policies of the Company, which he may have learned in connection with his employment. For purposes of this Agreement, a "trade or business secret, process, method or means, or any other confidential information" shall mean and include written information treated as confidential or as a trade secret by the Company. Executive's obligation under this Section 4.03 shall not apply to any information which (i) is known publicly; (ii) is in the public domain or hereafter enters the public domain through no action of Executive;
(iii) is known to Executive prior to his receipt of such information from the Company, as evidenced by written records of Executive, or (iv) is hereafter disclosed to Executive by a third party not under an obligation of confidence to the Company. Executive agrees not to remove from the premises of the Company, except as an employee of the Company in pursuit of the business of the Company or except as specifically permitted in writing by the Company, any document or other object containing or reflecting any such confidential information. Executive recognizes that all such documents and objects, whether developed by him or by someone else, will be the sole exclusive property of the Company. Upon termination of his employment hereunder, Executive shall forthwith deliver to the Company all such confidential information, including without limitation all lists of customers, correspondence, accounts, records and any other documents or property made or held by him or under his control in relation to the business or affairs of the Company, and no copy of any such confidential information shall be retained by him.

                                  ARTICLE V

                                 Termination
                                 -----------

          5.01.     Termination by the Company.  The Company shall have the
                    --------------------------
right to terminate the Executive's employment at any time, with or without "Cause." For purposes of this Agreement, "Cause" shall mean (i) substantial and continued failure by the Executive to perform his duties

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hereunder, (ii) conduct grossly insubordinate or disloyal to the Company, or
(iii) pleading no contest or guilty to a felony charge or being convicted of a felony.

          5.02.     Death.  In the event Executive dies during the Term, this
                    -----
Agreement shall automatically terminate, such termination to be effective on the date of Executive's death.

          5.03.     Disability.  In the event that Executive shall suffer a
                    ----------
disability which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least 90 consecutive days, or 180 non-consecutive days within any 365 day period, the Company shall have the right to terminate this Agreement, such termination to be effective upon the giving of notice thereof to Executive in accordance with Section 6.03 hereof.

          5.04.     Effect of Termination.  (a) In the event of termination
                    ---------------------
of Executive's employment for any reason, the Company shall pay to Executive (or his beneficiary in the event of his death) any base salary or other compensation earned but not paid to Executive prior to the effective date of such termination.

               (b) In the event of termination of Executive's employment (i) by the Company for Cause, (ii) by Executive for any reason, (iii) because of Executive's death, or (iv) pursuant to Section 5.03, because of Executive's disability, neither the Executive nor any beneficiary of Executive shall be entitled to any further compensation other than the amounts described in
Section 5.04(a) hereof.

               (c) In the event of termination of Executive's employment by the Company other than for Cause, the Company shall pay Executive, in addition to the amounts described in Section 5.04(a) hereof, an amount equal to the value of the continued payment of Executive's base salary and minimum Annual Bonus for the remainder of the Term. Such amount shall be payable, at the discretion of the Company, either (i) in a lump sum or (ii) in equal monthly installments.

               (d) The Executive's rights upon termination of employment with respect to the Option or other incentive awards not covered by this Agreement shall be governed by the terms and conditions of the Option Agreement or such other award agreement.

                                  ARTICLE VI

                                Miscellaneous
                                -------------

          6.01.     Mitigation; Offset.  In the event that an amount becomes
                    ------------------
payable to Executive pursuant to Section 5.04(c) above, such amount shall be reduced, on a dollar-for-dollar basis, by (i) any outstanding amounts owed by Executive to the Company and (ii) the amount of any compensation for services earned by Executive during the remainder of the Term, from any source, whether paid currently or deferred, less the Executive's reasonable and documentable out-of-pocket costs in searching for employment and obtaining said compensation. In such event, Executive shall cooperate with the Company and shall provide such information to the Company as it may reasonably require in order to calculate the amount of the reduction described above.

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Executive shall have an affirmative obligation to mitigate any amounts to be paid under Section 5.04(c) above by seeking employment comparable to his prior position with the Company.

          6.02.     Benefit of Agreement; Assignment; Beneficiary.  (a) This
                    ---------------------------------------------
Agreement shall inure to the benefit of and be binding upon the Company, CV USA and their successors and assigns (but only to the extent the Agreement relates to such entity), including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business, or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

               (b) The Company and CV USA shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company or CV USA to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company or CV USA would be required to perform it if no such succession had taken place.

          6.03 .    Notices.  Any notice required or permitted hereunder
                    -------
shall be in writing and shall be sufficiently given if personally delivered or if sent by registered or certified mail, postage prepaid, with return receipt requested, addressed: (a) in the case of the Company or CV USA to CellularVision of New York, L.P., 505 Park Avenue, New York, New York 10022,
Attention: General Counsel, or to such other address and/or to the attention of such other person as the Company shall designate by written notice to Executive; and (b) in the case of Executive, to Executive's last known address as reflected in the Company's records, or to such other address as Executive shall designate by written notice to the Company. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given if personally delivered or at the time of mailing if sent by registered or certified mail.

          6.04.     Entire Agreement; Amendment.  This Agreement contains the
                    ---------------------------
entire agreement of the parties hereto with respect to the terms and conditions of Executive's employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder. This Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

          6.05.     Waiver.  The waiver by either party of a breach of any
                    ------
provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

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          6.06.     Headings.  The Article and Section headings herein are
                    --------
for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

          6.07.     Governing Law.  This Agreement shall be governed by, and
                    -------------
construed and interpreted in accordance with, the internal laws of the State of New York without reference to the principles of conflict of laws.

          6.08.     Agreement to Take Actions.  Each party hereto shall
                    -------------------------
execute and deliver such documents, certificates, agreements and other instruments, and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

          6.9. Arbitration.  Except for disputes with respect to Article IV
               -----------
hereof, any dispute between the parties hereto respecting the meaning and intent of this Agreement or any of its terms and provisions shall be submitted to arbitration in New York, New York, in accordance with the Commercial Rules of the American Arbitration Association then in effect, and the arbitration determination resulting from any such submission shall be final and binding upon the parties hereto. Judgment upon any arbitration award may be entered in any court of competent jurisdiction.

          6.10.     Survivorship.  The respective rights and obligations of
                    ------------
the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          6.11.     Validity.  The invalidity or unenforceability of any
                    --------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

          6.12.     Counterparts.  This Agreement may be executed in one or
                    ------------
more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first written above.

                            CELLULARVISION OF NEW YORK, L.P.


                            By:  /s/ John Walber
                               ----------------------------------
                               Name: John Walber
                               Title: Chief Operating Officer

                            CELLULARVISION USA, Inc.


                            By:  /s/ Shant S. Hovnanian
                               ----------------------------------
                                Name: Shant S. Hovnanian
                                Title: President and Chief Executive Officer



                               /s/ Charles N. Garber
                               ---------------------------------
                               CHARLES N. GARBER































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